                                                                   EXHIBIT 10.11



                                                                 October 9, 1995



C. S. Nicandros
Vice Chairman



          Pursuant to our recent discussions and subject to approval by the Board of Directors, this letter sets forth the terms we have agreed upon regarding your retirement from the Company.

     1. On October 10, l995, we will announce that you have elected to retire from employment effective February 29, 1996. Coincident with the announcement, you will become Chairman of the Board of Conoco and remain President and Chief Executive Officer.

     2. Effective January 1, 1996, you will retire as Vice Chairman of DuPont, and Chief Executive Officer and President of Conoco, and will relinquish all other titles and all duties arising out of these positions. You will remain Chairman of the Board of Conoco until February 29, 1996. Until March 1, 1996, you will remain an employee of Conoco and no aspect or item of your direct or indirect compensation, including employee benefit plans, programs or practices and including any variable compensation, shall be modified or changed in any way that is adverse to your interests.

     3. You will remain a director of DuPont until the 1996 Annual Meeting, at which time you will not stand for election to the DuPont Board. While a member of the DuPont Board after February 29, 1996, you will receive the same compensation and benefits afforded other non-employee directors. It is also understood that while serving as a member of the Board, you will not engage in any business activity that directly competes with DuPont or is not in the interests of DuPont.

     4. In recognition of your dedicated service to the Company and your continued service on the DuPont Board, the Board will waive the vesting requirements contained in the Directors' Charitable Gift Plan to enable the Company to make the maximum donation available under the Plan. In exchange, you will pay to the Company the sum of $20,000.00, representing the allocable cost of the benefit to be provided under the Plan upon your death.

     5. DuPont will engage you as a consultant for the period March 1, 1996 through December 31, 1997 on terms defined in the form of the consulting agreement between you and the Company attached hereto as Exhibit "A".

                                                                  EXHIBIT 10.11


C. S. Nicandros                      - 2 -                       October 9, 1995



     6. By signing this letter agreement, you agree to release DuPont, Conoco, their subsidiaries, affiliates, successors and assigns, and the employees, directors and officers of any of them from all claims or demands you may have based on your employment with DuPont, Conoco, their subsidiaries, affiliates, successors or assigns, or the termination of that employment. This includes, but is not limited to, the release of any rights or claims you may have under: the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of l964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; and federal, state, or local laws or regulations prohibiting employment discrimination; or any non-statutory claims such as wrongful discharge, defamation, breach of contract, impairment of economic opportunity, and intentional infliction of emotional distress. This release covers any and all claims arising on or before the date of this letter agreement. You further agree never to file a lawsuit asserting any claims released in this paragraph. You have a period of twenty one (21) days to review and consider this letter agreement before signing it. You may use as much of this 21 day period as you wish. You acknowledge that you have been advised to consult with an attorney before signing this letter agreement. You may revoke this letter agreement within seven (7) days of signing it. Revocation can be made by delivering a written notice of revocation to the undersigned. For this revocation to be effective, written notice must be received by the undersigned no later than the close of business on the seventh day after you sign the letter agreement. If you revoke this letter agreement within seven days of signing, it shall not be effective or enforceable, and you will not receive any of the benefits described herein. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ THIS LETTER AGREEMENT, UNDERSTAND IT, AND ARE VOLUNTARILY ENTERING INTO IT.

          We appreciate your many fine contributions to our Company and look forward to your continued counsel in the months ahead.

                                                       /s/ Edgar S. Woolard, Jr.
                                                       -------------------------
                                                           E. S. Woolard, Jr.
Agreed:

  /s/ C. S. Nicandros
-------------------------
    C. S. Nicandros

        10/9/95
-------------------------
         Date

                                                                   EXHIBIT 10.11

                                                                   EXHIBIT A

                             CONSULTING AGREEMENT


          This Consulting Agreement ("Agreement") by and between E. I. du Pont de Nemours and Company ("DuPont") and C. S. Nicandros ("Consultant") is made
this 10th day of October, 1995.   For good and valuable consideration, the
parties agree as follows:

     1.  SCOPE OF SERVICES

          During the period March 1, 1996 through December 31, 1997, Consultant shall make available to DuPont a minimum of forty (40) hours per calendar month of consulting time. Consultant shall, at DuPont's election and request, provide consultation to DuPont on any matters pertaining to the exploration, development, refining and marketing of oil and gas throughout the world. DuPont shall give reasonable advance notice of any request to provide consulting services hereunder and in no event shall Consultant be required to provide such services if it would unreasonably interfere with Consultant's other business interests.

          Specific assignments hereunder shall be provided to Consultant by A.
W. Dunham, who shall be Consultant's contact on all matters related to this Agreement.

     2.  TERM OF AGREEMENT

          This Agreement shall commence on March 1, 1996, and shall continue in full force and effect through December 31, 1997.

     3.  COMPENSATION OF CONSULTANT

          As compensation for the services provided hereunder, Consultant shall be paid a fee of fifty thousand dollars ($50,000.00) per month for each month of this Agreement. Payment shall be made in advance on the first day of each calendar month. Such payments shall continue until December 31, 1997, notwithstanding Consultant's death or disability and may be terminated only if Consultant refuses to provide services that DuPont is entitled to request pursuant to this Agreement. In the event of Consultant's death, payments shall be made to his estate.

     4.  REIMBURSEMENT OF EXPENSES

          DuPont shall reimburse Consultant for reasonable expenses incurred in connection with the performance of services hereunder.

                                                                   EXHIBIT 10.11

                                                                   EXHIBIT A


          During the term of this Agreement, DuPont shall also reimburse Consultant for the expense of maintaining an office in the Galleria area of Houston, Texas, and for associated secretarial support, provided, however, that such cost shall not exceed twelve thousand dollars ($12,000.00) per month.

          Consultant shall provide to DuPont receipts or other appropriate documentation substantiating the expenses to be reimbursed under this provision. Reimbursement shall be made within fifteen (l5) days of DuPont's receipt of the required information.

     5.  AUTHORITY AND CAPACITY

          Consultant shall at all times be an independent contractor, and nothing in his Agreement shall be construed to constitute Consultant as an employee, agent, joint venturer or partner of DuPont. While on DuPont's premises, Consultant shall comply with all of DuPont's rules made known to Consultant, and be accompanied by an authorized employee of DuPont.

     6.  INFORMATION, MATERIALS AND INVENTIONS

          Consultant shall hold in strict confidence and not disclose to others or use, either before or after termination of this Agreement, unpublished information, technical, scientific or business, concerning DuPont's business activities and interests with which Consultant becomes familiar in contacts with DuPont. Similarly, Consultant shall not disclose to others without DuPont's prior written consent the results or specific nature of Consultant's work with DuPont.

     7.  OTHER OBLIGATIONS AND AGREEMENTS

          This Agreement does not change in any manner Consultant's rights under any pension plan or any agreements between Consultant and DuPont made before the execution of this Agreement.

     8.  COMPLIANCE WITH LAWS

          Consultant agrees that, in the performance of services hereunder, he shall comply with all laws, rules and regulations of any governmental authority applicable in connection therewith.

                                                                   EXHIBIT 10.11

                                                                   EXHIBIT A


     9.  MISCELLANEOUS

     (a) Notices: All invoices and other documents required by this Agreement shall be sent to DuPont at the following address:

          E. I. du Pont de Nemours and Company
          l007 Market Street
          Wilmington, Delaware l9898
          Attention: John A. Krol

     (b) Assignment and Subcontracting: This Agreement is not assignable or transferable by either party, in whole or in part, except with the prior written consent of the other party. Consultant shall not subcontract any work under this Agreement to any subcontractor except with DuPont's prior written consent.

     (c) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

     (d) Entirety of Agreement: This Agreement represents the entire agreement and understanding between DuPont and Consultant relative to the subject matter hereof, and there are no understandings, agreements, conditions or representations, oral or written, express or implied, with reference to the subject matter hereof that are not merged or superseded hereby. No amendment, modification or release from any provision hereof shall be of any force or affect unless it specifially refers to this Agreement, is in writing and is signed by the party claimed to be bound thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.

E. I. DU PONT DE NEMOURS AND COMPANY (DUPONT)

BY:    /s/ Edgar S. Woolard, Jr.
     -----------------------------

DATE:       October 7, 1995
     -----------------------------

C. S. NICANDROS (CONSULTANT)

BY:       /s/C. S. Nicandros
     -----------------------------

DATE:       October 9, 1995
     -----------------------------